                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                    FORM 8-K

                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported): June 12, 1996
                                                  -------------



                                 CARVER CORPORATION
- --------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)
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
Washington                           0-14482       91-1043157
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(State or other jurisdiction         (Commission   (I.R.S. Employer
of incorporation or organization)    File Number   Identification No.)

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               20121 48th Avenue W., Lynnwood, Washington 98036
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                   (Address of principal executive offices)


Registrant's telephone number, including area code:   (206) 775-1202
                                                   -----------------------------



- --------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)



                                 Exhibit Index
                               Appears on Page 6
                              Page 1 of 74 Pages

Item 5. Other Events.

     On June 12, 1996, Carver Corporation (the "Company") entered into a Stock Purchase Agreement with Renwick Capital Management, Inc. ("Renwick") and certain Renwick affiliates (the "Purchase Agreement"). The Purchase Agreement provides for the sale to affiliates of Renwick of up to 1,411,764 shares of Series A Cumulative Convertible Preferred Stock (the "Preferred Stock") and the issuance to Renwick of five year warrants (the "Warrants") to acquire up to 300,000 shares of the Company's common stock (the "Common Stock"). The financing is to be made over a 90 day period in three tranches each consisting of 470,588 shares of Preferred Stock and Warrants to purchase up to 100,000 shares of Common Stock. The number of shares of Common Stock potentially issuable upon conversion of the Preferred Stock and exercise of the Warrants (assuming no antidilution adjustment becomes necessary) are 1,411,764 and 300,000, respectively, for a potential cumulative total of 1,711,764. These represent approximately 38.3%, 8.1% and 46.4%, respectively, of the 3,687,330 shares of Common Stock outstanding at June 12, 1996. The number of shares of Common Stock which might be issued in payment of the mandatory dividend cannot be determined at this time as such number will vary with the market price of the Common Stock.

     Concurrently with entering into the Purchase Agreement, the Company closed on the first tranche of the financing (the "Initial Closing"). In connection with the Initial Closing, Renwick Alpha Fund L.P., a special situations investment fund and an affiliate of Renwick, purchased 470,588 shares of Preferred Stock for an aggregate of $1 million, and Renwick received Warrants to purchase 100,000 shares of Common Stock. The Preferred Stock and Warrants sold in connection with the Initial Closing are convertible into, or exercisable for, an aggregate of 570,588 shares of Common Stock, or approximately 15.5% of the 3,687,330 shares of Common Stock outstanding at June 12, 1996. The subsequent tranches of the financing are expected to raise $2.0 million through the issuance of additional shares of Preferred Stock and are expected to close within 90 days.

     The price of the Preferred Stock is $2.125 per share. The exercise price of the Warrants is $1.50 per share of Common Stock, if exercised from the date of the Initial Closing through the date two years from the date of the Initial Closing, $1.75 for the next year, $2.00 for the next year, and $2.125 for the final year, subject to certain potential antidilution adjustments.

     Each share of Preferred Stock is convertible at any time at the option of the holder into one share of Common Stock, subject to certain potential antidilution adjustments to be triggered by the issuance of additional shares of Common Stock at less than the lesser of the then current market price or $2.125. The Preferred Stock is entitled to an 8% compounding annual dividend payable quarterly. In the first year such dividend is to be paid with shares of Common Stock. In years two and three (the Preferred Stock will automatically be


                              Page 2 of 74 Pages
converted into Common Stock on the third anniversary of issuance, thereby terminating the accruing dividend) the Company has the option of paying the dividend either in cash or with shares of Common Stock. If paid with Common Stock, the number of shares will be based on the greater of $2.125 per share or the average of the closing bid prices for the Common Stock for the 30 days prior to the dividend payment date.

     The holders of Preferred Stock are entitled to one vote per share. Certain actions by the Company, such as a merger or liquidation, the sale of substantially all of its assets, payment of dividends, amendment of the Company's articles of incorporation, the issuance of additional securities or the incurrence of certain indebtedness, require the approval of the holders of at least a majority (or in some cases, two-thirds) of the holders of the Preferred Stock. Holders of the Preferred Stock and Warrants are also entitled to rights to have the Company register shares of Common Stock issued upon conversion of the Preferred Stock or exercise of the Warrants.

     In addition, the holders of the Preferred Stock are entitled to elect two representatives to the Company's Board of Directors. The Company's Board of Directors has been increased to up to seven members, and Raj K. Bhatia and James
R. McCullough have been appointed to the Board of Directors to represent holders of the Preferred Stock. Bhatia and McCullough are partners of Renwick. By virtue of the number of votes to be controlled by Renwick and its affiliates, their right to elect two of the Company's seven directors and the fact that various actions may not be taken by the Company without the approval of the holders of at least a majority of the Preferred Stock, such holders may be deemed to have acquired control of the Company.

     Renwick is a New York-based investment banking firm founded in 1994 which specializes in the identification of undervalued growth companies exhibiting the potential for an operational turn-around. Renwick actively supports its principal investments through the involvement of industry and Wall Street professionals familiar with turn-around situations.

     The Company designs, develops, manufacturers and markets high-fidelity consumer audio components and systems which are known for their superior sound reproduction.

     Safe Harbor statement under the Private Securities Litigation Reform Act of 1995: Statements in this Current Report on Form 8-K regarding the subsequent closings under the Purchase Agreement are forward looking statements.
Subsequent closings under the Purchase Agreement are subject to, among other things, the absence of any material adverse changes in the business or financial condition of the Company. There can be no assurance that the Company will not experience any such material adverse change or that such subsequent closings will actually occur.



                              Page 3 of 74 Pages

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Item 7. Financial Statements and Exhibits.

  EXHIBIT    DESCRIPTION
  -------    -----------
    2.1      Series A Preferred Stock Purchase Agreement,
             dated as of June 12, 1996, by and among the Company and each of those persons and entities whose names are set forth on Exhibit A thereto
             (the "Investors")

    4.1 Warrant Agreement, dated as of June 12, 1996, by and among the Company and Renwick
             Capital Management, Inc.

    4.2      Registration Rights Agreement, dated as of
             June 12, 1996, by and among the Company and the Investors

    4.3 Certificate of Designation, as filed with the Secretary of State of the State of Washington on June 12, 1996

    4.4      Form of Series A Cumulative Convertible
             Preferred Stock Certificate

    4.5      Form of Warrant Certificate evidencing the
             right to acquire shares of the Company's
             Common Stock
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                              Page 4 of 74 Pages

                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                              CARVER CORPORATION


                              By:  /s/ John P. World
                                 -----------------------------------------
                                 Name:  John P. World
                                 Title:  Executive Vice President, Secretary
                                    and General Manager (Principal Accounting
                                    Officer)

DATE:  June 26, 1996











                              Page 5 of 74 Pages

                                 EXHIBIT INDEX
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                                                                    SEQUENTIAL
  EXHIBIT   DESCRIPTION                                             PAGE NO.
  -------   -----------                                             ----------
    2.1     Series A Preferred Stock Purchase Agreement,
            dated as of June 12, 1996, by and among the
            Company and each of those persons and entities
            whose names are set forth on Exhibit A thereto (the
            "Investors")                                                7

    4.1     Warrant Agreement, dated as of June 12, 1996, by
            and among the Company and Renwick Capital
            Management, Inc.                                           35

    4.2     Registration Rights Agreement, dated as of June 12,
            1996, by and among the Company and the Investors           50

    4.3     Certificate of Designation, as filed with the
            Secretary of State of the State of Washington on
            June 12, 1996                                              59

    4.4     Form of Series A Cumulative Convertible Preferred
            Stock Certificate                                          70

    4.5     Form of Warrant Certificate evidencing the right to
            acquire shares of the Company's Common Stock               72
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                              Paes 6 of 74 Pages